UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

AMENDMENT NO. 1 TO CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 8, 2004

AXSYS TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-16182	11-1962029
(State or other jurisdiction of incorporation or organization)	Commission File Number	I.R.S Employer Identification Number

175 Capital Boulevard, Suite 103 Rocky Hill, Connecticut		06067
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (860) 257-0200

This Current Report on Form 8-K/A (Amendment No. 1) amends and restates Item 7 of the Current Report on Form 8-K previously filed by Axsys Technologies, Inc., a Delaware Corporation (“Axsys”), with the Securities and Exchange Commission on April 23, 2004 relating to the acquisition by Axsys of Telic Optics, Inc., a Massachusetts corporation (“Telic”), on April 8, 2004 through a merger of a wholly owned subsidiary of Axsys into Telic, with Telic surviving as a wholly owned subsidiary of Axsys.

Item 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)           Financial Statements of Business Acquired

The audited financial statements of Telic as of and for the years ended December 31, 2003 and 2002 with the report of independent auditors are included as Exhibit 99 of this Form 8-K/A.

(b)           Unaudited Pro Forma Financial Information

The accompanying unaudited pro forma financial information has been prepared to give effect to the acquisition of Telic by Axsys.  The unaudited pro forma combined statement of operations for the year ended December 31, 2003 gives effect to the acquisition as if the acquisition had occurred on January 1, 2003.  The unaudited pro forma combined statement of operations presented for the year ended December 31, 2003 includes historical financial results of Axsys and Telic for the year ended December 31, 2003.  Any savings or additional costs, which may be realized through the integration of the operations of Telic with Axsys, have not been estimated or included in the unaudited pro forma combined statement of operations.

The unaudited pro forma combined statement of financial position as of December 31, 2003 gives effect to the acquisition as if the acquisition had occurred on that date.  The unaudited pro forma combined statement of financial position includes the balance sheets of Axsys and Telic as of December 31, 2003.

The unaudited pro forma financial information includes the adjustments that have a continuing impact to the combined company to reflect the transaction using purchase accounting.  The pro forma adjustments are described in the notes to the unaudited pro forma financial information.  The adjustments are based upon preliminary information and certain management judgments and estimates.  The purchase accounting adjustments are subject to revisions, which will be reflected in future periods.  Revisions, if any, are not expected to have a material effect on the statement of operations or financial position of Axsys.

The unaudited pro forma financial information and accompanying notes are presented for illustrative purposes only and do not purport to be indicative of and should not be relied upon as indicative of the financial position or operating results which may occur in the future, or that would have occurred if the acquisition had been consummated on January 1, 2003.  The unaudited pro forma financial information should be read in conjunction with:

(1)            Axsys’ consolidated financial statements and notes thereto and management’s discussion and analysis for the year ended December 31, 2003 filed as part of Axsys’ Form 10-K.

(2)            Telic’s audited financial statements and notes thereto as of and for the year ended December 31, 2003 included as Exhibit 99 of this Form 8-K/A.

(3)            Axsys’ Current Report on Form 8-K previously filed on April 23, 2004.

Unaudited Pro Forma Combined Statement of Financial Position

For the Year Ended December 31, 2003

Thousands of dollars except per share data

	Axsys Technologies	Telic Optics	Pro-Forma Adjustments		Pro-Forma Combined
Assets
Current Assets
Cash and marketable securities	$12,180	$3,014	$5,000	(1)	$6,166
			(14,028	)(1)

Accounts receivable, net	10,197	1,091			11,288
Inventories	24,786	901	152	(2)	25,839
Deferred and refundable income taxes	2,203	—			2,203
Prepaid expenses and other	1,223	206			1,429
Total Current Assets	50,589	5,212	(8,876)		46,925

Intangible asset	—	—	2,200	(3)	2,200
Accumulated Amortization					—
Goodwill	3,600	—	9,205	(4)	12,805

Other Assets	1,341	—			1,341
Property, plant and equipment - net	11,315	526			11,841
	$66,845	$5,738	$2,529		$75,112

Liabilities and shareholders’ equity

Current liabilities
Debt due within one year	$423	$19	$1,000	(1)	$1,423
			(19	)(1)
Accounts payable and accrued liabilities	12,605	339	400	(5)	13,344
Accrued compensation and benefits	3,083	1,339	(800	)(8)	3,622
Income taxes	1,053	106			1,159
Total current liabilities	17,164	1,803	581		19,548

Long-term debt and capital leases	568	9	4,000	(1)	4,568
			(9	)(1)
Other liabilities	3,711	—			3,711
Income taxes	1,504	—			1,504

Shareholders’ equity
Common stock	47	—			47
Capital in excess of par value	39,375	1,011	(1,011	)(6)	39,375
Treasury stock	(1,235)	—			(1,235)
Accumulated other comprehensive loss	(39)	—			(39)
Retained Earnings	5,750	2,915	(2,915	)(6)	7,633
			1,083	(7)
			800	(8)

Total shareholders’ equity	43,898	3,926	(2,043)		45,781
	$66,845	$5,738	$2,529		$75,112

See Notes to Unaudited Pro Forma Statement of Financial Position

Notes to Unaudited Pro Forma Statement of Financial Position (in thousands)

(1)          Total acquisition price of $14,000 was financed in part by bank borrowings and available cash on hand.  A portion of the cash, $28, was used to payoff Telic’s outstanding debt at the date of acquisition.  Axsys borrowed $5,000, which is payable in annual installments of $1,000 for 5 years.  The acquisition agreement stipulates that an additional amount of up to $4,000 may become payable to shareholders of Telic.  The contingent payout is based on certain revenue goals over the next 36 months.  When the contingent payout has been earned, Axsys will record it as additional purchase price and reflect it as an increase in goodwill.

(2)          An adjustment to reflect an increase in inventory acquired to fair market value.

(3)          Intangible asset, which represents the value of the customer relationships obtained from the acquisition.  This value is based on a preliminary valuation performed by an independent valuation firm.

(4)          Represents the value of goodwill generated from the acquisition.

(5)          Represents accruals for costs associated with the acquisition.

(6)          Represents the elimination of the shareholder’s equity related to Telic.

(7)          Difference in acquisition date net book value vs. December 31, 2003 net book value.

(8)          Represents an adjustment of bonuses paid to the two principal officers of Telic.  As part of the acquisition agreement, the two principal officers of Telic will not receive a bonus under Axsys’ Management Incentive Plan. Base compensation, under the new contracts, is comparable with the base compensation for these principal officers, which was received during 2003.

Unaudited Pro Forma Combined Statement of Operations

For the Year Ended December 31, 2003

In thousands, except share and per share data

	Axsys Technologies	Telic Optics	Pro-Forma Adjustments		Combined

Net sales	$85,109	$9,879	$—		$94,988
Cost of sales	62,036	5,015	152	(1)	66,665
			(538)	(5)
Gross margin	23,073	4,864	386		28,323

Selling, distribution and marketing	6,560	—			6,560
Administrative and general	11,485	2,086	(262	)(5)	13,309
Earnings before amortization, interest and taxes	5,028	2,778	648		8,454

Amortization expense	—	—	(100	)(2)	100
Interest (expense) income, net	(57)	4	(190	)(3)	(243)
Other income	263	2	—		265
	206	6	(90)		122

Income before income taxes	5,234	2,784	358		8,376

Income tax provision	236	125	16	(4)	377
Net income	$4,998	$2,659	$342		$7,999

Earnings per common share:
Basic	$1.07				$1.72
Diluted	$1.06				$1.70

Weighted average common shares outstanding:
Basic	4,657,396				4,657,396
Diluted	4,716,228				4,716,228

See Notes to Unaudited Pro Forma Statement of Operations

Notes to Unaudited Pro Forma Statement of Operations (in thousands)

(1)          Adjustment to cost to of sales to reflect an increase in market value of inventory that is assumed to be sold during the year.

(2)          Pro Forma adjustments to give effect to the amortization of the intangible assets recorded as a result of the acquisition.   The intangible asset, which represents the value of customer relationships, is being amortized over 22 years.

(3)          Interest expense on borrowings of  $5,000 used, in part, to finance the acquisition.  The interest rate on the borrowings is 4.2%.

(4)          Prior to the acquisition, Telic operated as an S Corporation. The Pro Forma tax rate assumes that Telic was taxed as a C Corporation and was part of the consolidated tax return of Axsys.  The overall tax rate for the combined Pro Forma would remain at 4.5%, as Axsys would have continued to utilize a previously established valuation reserve.

(5)          Represents an adjustment of bonuses paid to the two principal officers of Telic.  As part of the acquisition agreement, the two principal officers of Telic will not receive a bonus under Axsys’ Management Incentive Plan. Base compensation, under the new contracts, is comparable with the base compensation for these principal officers, which was received during 2003.

(c)                                  Exhibits

Exhibit No.		Exhibit Description
2.1	*(1)	Agreement and Plan of Merger, dated as of April 8, 2004, among Axsys Technologies, Inc., Bifocal Acquisition Corp., Telic Optics, Inc. and the stockholders of Telic Optics, Inc. named therein.
10.1	* (1)	Credit Agreement, dated as of April 8, 2004, among Axsys Technologies, Inc., as borrower, the Subsidiary Guarantors listed on the signature pages thereto, and Fleet National Bank, as lender.
23		Consent of Ernst & Young LLP.

99		Financial Statements of Telic Optics, Inc. for the year ended December 31, 2003.

*  Previously filed.

(1)  Pursuant to Item 601(b)(2) of Regulation S-K, Axsys Technologies, Inc. agrees to furnish supplementally to the Commission a copy of any omitted schedule or exhibit upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: May 14, 2004

AXSYS TECHNOLOGIES, INC.
(Registrant)

	By:	/s/ David A. Almeida
David A. Almeida
Chief Financial Officer

Exhibit Index

Exhibit No.		Exhibit Description
2.1	*(1)	Agreement and Plan of Merger, dated as of April 8, 2004, among Axsys Technologies, Inc., Bifocal Acquisition Corp., Telic Optics, Inc. and the stockholders of Telic Optics, Inc. named therein.
10.1	* (1)	Credit Agreement, dated as of April 8, 2004, among Axsys Technologies, Inc., as borrower, the Subsidiary Guarantors listed on the signature pages thereto, and Fleet National Bank, as lender.
23		Consent of Ernst & Young LLP.

99		Financial Statements of Telic Optics, Inc. for the year ended December 31, 2003.

*  Previously filed.

(1)  Pursuant to Item 601(b)(2) of Regulation S-K, Axsys Technologies, Inc. agrees to furnish supplementally to the Commission a copy of any omitted schedule or exhibit upon request.